FOR IMMEDIATE RELEASE

CONTACT:

MEDIA:	ANALYSTS:
Katrina W. Parker, 312/822-5167	Nancy M. Bufalino, 312/822-7757
Sarah J. Pang, 312/822-6394	Marie Hotza, 312/822-4278
David C. Adams, 312/822-2183

CNA FINANCIAL ANNOUNCES THIRD QUARTER 2011 RESULTS:
NET OPERATING INCOME OF $91 MILLION, NET INCOME OF $75 MILLION,
NET OPERATING EPS OF $0.34
NET WRITTEN PREMIUMS INCREASE OF 8%, P&C COMBINED RATIO OF 99.1%
BOOK VALUE PER COMMON SHARE OF $43.85,
AN INCREASE OF 2% FROM JUNE 30, 2011
QUARTERLY DIVIDEND OF $0.10 PER SHARE

CHICAGO, October 31, 2011 --- CNA Financial Corporation (NYSE: CNA) today announced third quarter 2011 results, which included net operating income of $91 million, or $0.34 per common share, and net income of $75 million, or $0.28 per common share. Property & Casualty Operations combined ratio for the third quarter was 99.1%. Book value per common share was $43.85 at September 30, 2011, as compared to $43.09 at June 30, 2011 and $40.70 at December 31, 2010.
CNA Financial also announced declaration of a quarterly dividend of $0.10 per share, payable November 30, 2011 to stockholders of record on November 14, 2011.

	Results for the Three Months Ended September 30 (a)		Results for the Nine Months Ended September 30 (a)
($ millions)	2011	2010	2011	2010
Net operating income (loss):
Net operating income before LPT (b)	$91	$186	$423	$678
Net loss related to LPT (b)	—	(344)	—	(344)
Net operating income (loss)	91	(158)	423	334
Net realized investment gains (losses)	(16)	40	2	75
Net income (loss) from continuing operations	75	(118)	425	409
Net income (loss) from discontinued operations	—	(22)	(1)	(21)
Net income (loss)	$75	$(140)	$424	$388

(a)
References to net operating income (loss), net realized investment gains (losses), net income (loss) from continuing operations and net income (loss) used in this press release reflect amounts attributable to CNA, unless otherwise noted. Management utilizes the net operating income financial measure to monitor the Company's operations. Please refer to Note N of the Consolidated Financial Statements within CNA's Annual Report on Form 10-K for the year ended December 31, 2010 for further discussion of this measure.

(b)
On August 31, 2010, the Company completed a transaction with National Indemnity Company (NICO), a subsidiary of Berkshire Hathaway Inc., under which substantially all of the Company's legacy asbestos and environmental pollution liabilities were ceded to NICO (Loss Portfolio Transfer or LPT). The Company recognized an after-tax net loss of $365 million in the third quarter of 2010, of which $344 million related to the Company's continuing operations and $21 million related to the Company's discontinued operations.

Earnings Per Share Attributable to Common Stockholders
	Results for the Three Months Ended September 30		Results for the Nine Months Ended September 30
	2011	2010	2011	2010
Net operating income (loss):
Net operating income before LPT	$0.34	$0.69	$1.57	$2.52
Net loss related to LPT	—	(1.28)	—	(1.28)
Net operating income (loss)	0.34	(0.59)	1.57	1.24
2008 Senior Preferred dividend	—	(0.07)	—	(0.25)
Net operating income attributable to CNA common stockholders	0.34	(0.66)	1.57	0.99
Net realized investment gains (losses)	(0.06)	0.15	0.01	0.28
Net income (loss) from continuing operations	0.28	(0.51)	1.58	1.27
Net income (loss) from discontinued operations	—	(0.08)	—	(0.08)
Net income (loss) attributable to CNA common stockholders	$0.28	$(0.59)	$1.58	$1.19
Net operating income for the three months ended September 30, 2011 increased $249 million as compared with the same period in 2010. Excluding the loss associated with the agreement to cede asbestos and environmental pollution liabilities in the third quarter of 2010 (Loss Portfolio Transfer), net operating income decreased $95 million for the three months ended September 30, 2011 as compared with the same period in 2010. Net operating income for our core Property & Casualty Operations decreased $122 million, primarily due to decreased net investment income and higher catastrophe losses. For the three months ended September 30, 2011, catastrophe losses were $32 million after-tax as compared to $8 million after-tax for the same period in 2010. Our Property & Casualty Operations produced third quarter combined ratios of 99.1% and 98.0% in 2011 and 2010. Excluding the impacts of favorable reserve development and catastrophe losses, our combined ratio improved to 101.0% from 103.7% for the same comparable periods.
“While we are pleased to demonstrate continued progress in our determined efforts to improve the earnings power of our core Property & Casualty Operations, we recognize that there continues to be much work to be done,” said Thomas F. Motamed, Chairman and Chief Executive Officer of CNA Financial Corporation. “Most notably, in the third quarter we continued to drive improved rate across all our businesses, further improved our net accident year loss ratio in commercial lines and increased our net written premiums 8%, our third consecutive quarter of top line growth.”
Pretax net investment income for the three months ended September 30, 2011 decreased $187 million as compared with the same period in 2010. The decrease was primarily driven by a significant decrease in limited partnership results as well as lower fixed maturity security income. Limited partnerships produced a loss of $93 million for the three months ended September 30, 2011, as compared to income of $68 million for the three months ended September 30, 2010.
After-tax net realized investment results decreased $56 million for the three months ended September 30, 2011 as compared with the same period in 2010.

Net operating income for the nine months ended September 30, 2011 increased $89 million as compared with the same period in 2010. Excluding the loss associated with the Loss Portfolio Transfer, net operating income decreased $255 million for the nine months ended September 30, 2011 as compared with the same period in 2010. Net operating income for our core Property & Casualty Operations decreased $227 million, primarily due to the same reasons as discussed above in the three month comparison, as well as a lower level of favorable net prior year development. For the nine months ended September 30, 2011, catastrophe losses were $133 million after-tax as compared to $65 million after-tax for the same period in 2010. Our Property & Casualty Operations produced year-to-date combined ratios of 102.1% and 96.6% in 2011 and 2010. Excluding the impacts of favorable reserve development and catastrophe losses, our combined ratio improved to 101.6% from 103.5% for the same comparable periods.
Pretax net investment income for the nine months ended September 30, 2011 decreased $161 million as compared with the same period in 2010. The decrease was primarily due to the same reasons discussed above in the three month comparison.
After-tax net realized investment gains decreased to $2 million for the nine months ended September 30, 2011 as compared with $75 million for the same period in 2010.

Business Operating Highlights
CNA Specialty provides professional and management liability as well as surety and other property and casualty coverages and services, which include warranty and service contracts. Specialty products are sold both domestically and abroad, through a network of brokers, independent agencies and managing general underwriters.

•
Net written premiums increased $44 million for the third quarter of 2011 as compared with the same period in 2010, primarily driven by new business. Average rate was flat for the third quarter of 2011, as compared to a decrease of 3% for the same period in 2010 for the policies that renewed in each period. Retention of 86% was achieved in each period.

•
Net income decreased $74 million and net operating income decreased $60 million for the third quarter of 2011 as compared with the same period in 2010. The decrease in net operating income was primarily due to decreased net investment income and a lower level of favorable net prior year development.

•
The combined ratio increased 6.2 points for the third quarter of 2011 as compared with the same period in 2010. The loss ratio increased 7.7 points, primarily due to a lower level of favorable net prior year development.

•
CNA Specialty produced third quarter combined ratios of 94.7% and 88.5% in 2011 and 2010. Excluding the impacts of favorable reserve development and catastrophe losses, our combined ratios were 97.3% and 98.2% for the same comparable periods.

CNA Commercial works with an independent agency distribution system and network of brokers to market a broad range of property and casualty insurance products and services to small, middle-market and large businesses and organizations domestically and abroad.

•
Net written premiums increased $73 million for the third quarter of 2011 as compared with the same period in 2010. This increase was driven by continued positive rate achievement, improved economic conditions reflected in insured exposures, as well as improved reinsurance costs and new business levels in certain business lines. Average rate increased 2% for the third quarter of 2011 and was flat for the third quarter of 2010 for the policies that renewed in each period. Retention of 79% and 81% were achieved in each period.

•
Net income decreased $85 million and net operating income decreased $62 million for the third quarter of 2011 as compared with the same period in 2010. The decrease in net operating income was primarily due to lower net investment income and higher catastrophe losses, partially offset by improved non-catastrophe current accident year underwriting results and increased favorable net prior year development. Additionally, income tax expense of $22 million was recorded due to an increase in the tax rate applicable to the undistributed earnings of a 50% owned subsidiary now under contract for sale.

•
The combined ratio improved 2.8 points for the third quarter of 2011 as compared with the same period in 2010. The loss ratio improved 1.6 points, primarily due to increased favorable net prior year development and an improved current accident year non-catastrophe loss ratio, partially offset by higher catastrophe losses.

•
CNA Commercial produced third quarter combined ratios of 103.0% and 105.8% in 2011 and 2010. Excluding the impacts of favorable reserve development and catastrophe losses, our combined ratios were 104.1% and 108.3% for the same comparable periods.

Life & Group Non-Core primarily includes the results of the life and group lines of business that are in run-off. Net earned premiums relate primarily to the individual and group long term care businesses.

•
Net loss decreased $25 million for the third quarter of 2011 as compared with the same period in 2010. This improvement was primarily due to a $39 million pretax and after-tax increase to payout annuity benefit reserves recognized during the third quarter of 2010.

Corporate & Other Non-Core primarily includes certain corporate expenses, including interest on corporate debt, and the results of certain property and casualty business in run-off, including CNA Re and asbestos and environmental pollution (A&EP).

•
Net loss decreased $327 million for the third quarter of 2011 as compared with the same period in 2010, primarily driven by the after-tax net loss of $344 million as a result of the Loss Portfolio Transfer consummated in the third quarter of 2010. Net results were also affected by lower net investment income partially offset by lower net incurred claims. Under the Loss Portfolio Transfer, approximately $1.6 billion of net A&EP claim and claim adjustment expense reserves were ceded under a retroactive reinsurance agreement. As a result of the Loss Portfolio Transfer, the investment income allocated to the Corporate & Other Non-Core segment decreased because of the lower net reserve base and associated risk capital. Claim adjustment expenses are lower because the counterparty to the Loss Portfolio Transfer is responsible for the A&EP claims handling.

Segment Results for the Three Months Ended September 30, 2011
($ millions)	CNA Specialty	CNA Commercial	Total P&C Operations	Life & Group Non-Core	Corporate & Other Non-Core	Total
Net operating income (loss)	$84	$46	$130	$(14)	$(25)	$91
Net realized investment gains (losses)	(5)	(9)	(14)	(3)	1	(16)
Net income (loss) from continuing operations	$79	$37	$116	$(17)	$(24)	$75

Segment Results for the Three Months Ended September 30, 2010
($ millions)	CNA Specialty	CNA Commercial	Total P&C Operations	Life & Group Non-Core	Corporate & Other Non-Core	Total
Net operating income (loss)	$144	$108	$252	$(55)	$(355)	$(158)
Net realized investment gains (losses)	9	14	23	13	4	40
Net income (loss) from continuing operations	$153	$122	$275	$(42)	$(351)	$(118)

Segment Results for the Nine Months Ended September 30, 2011
($ millions)	CNA Specialty	CNA Commercial	Total P&C Operations	Life & Group Non-Core	Corporate & Other Non-Core	Total
Net operating income (loss)	$328	$216	$544	$(51)	$(70)	$423
Net realized investment gains (losses)	5	9	14	(5)	(7)	2
Net income (loss) from continuing operations	$333	$225	$558	$(56)	$(77)	$425

Segment Results for the Nine Months Ended September 30, 2010
($ millions)	CNA Specialty	CNA Commercial	Total P&C Operations	Life & Group Non-Core	Corporate & Other Non-Core	Total
Net operating income (loss)	$440	$331	$771	$(72)	$(365)	$334
Net realized investment gains (losses)	39	14	53	8	14	75
Net income (loss) from continuing operations	$479	$345	$824	$(64)	$(351)	$409

Property & Casualty Operations Gross Written Premiums
	Three Months Ended September 30		Nine Months Ended September 30
($ millions)	2011	2010	2011	2010
CNA Specialty	$1,139	$1,087	$3,348	$3,180
CNA Commercial	882	825	2,740	2,673
Total P&C Operations	$2,021	$1,912	$6,088	$5,853

Property & Casualty Operations Net Written Premiums
	Three Months Ended September 30		Nine Months Ended September 30
($ millions)	2011	2010	2011	2010
CNA Specialty	$750	$706	$2,172	$2,009
CNA Commercial	836	763	2,544	2,430
Total P&C Operations	$1,586	$1,469	$4,716	$4,439

Property & Casualty Calendar Year Loss Ratios
	Three Months Ended September 30		Nine Months Ended September 30
	2011	2010	2011	2010
CNA Specialty	65.5%	57.8%	63.6%	55.8%
CNA Commercial	68.7%	70.3%	74.7%	68.5%
Total P&C Operations	67.2%	64.7%	69.5%	62.8%

Property & Casualty Calendar Year Combined Ratios
	Three Months Ended September 30		Nine Months Ended September 30
	2011	2010	2011	2010
CNA Specialty	94.7%	88.5%	93.9%	86.6%
CNA Commercial	103.0%	105.8%	109.3%	104.7%
Total P&C Operations	99.1%	98.0%	102.1%	96.6%

CNA Specialty Effect of Catastrophe Impacts and Development-Related Items
	Three Months Ended September 30		Nine Months Ended September 30
	2011	2010	2011	2010
Combined ratio excluding the effect of catastrophe impacts and development-related items	97.3%	98.2%	97.9%	97.2%
Effect of catastrophe impacts	0.5%	0.1%	0.5%	0.3%
Effect of development-related items	(3.1)%	(9.8)%	(4.5)%	(10.9)%
Combined ratio	94.7%	88.5%	93.9%	86.6%

CNA Commercial Effect of Catastrophe Impacts and Development-Related Items
	Three Months Ended September 30		Nine Months Ended September 30
	2011	2010	2011	2010
Combined ratio excluding the effect of catastrophe impacts and development-related items	104.1%	108.3%	104.6%	108.5%
Effect of catastrophe impacts	5.5%	1.4%	8.1%	3.9%
Effect of development-related items	(6.6)%	(3.9)%	(3.4)%	(7.7)%
Combined ratio	103.0%	105.8%	109.3%	104.7%

Property & Casualty Operations Effect of Catastrophe Impacts and Development-Related Items
	Three Months Ended September 30		Nine Months Ended September 30
	2011	2010	2011	2010
Combined ratio excluding the effect of catastrophe impacts and development-related items	101.0%	103.7%	101.6%	103.5%
Effect of catastrophe impacts	3.1%	0.8%	4.5%	2.3%
Effect of development-related items	(5.0)%	(6.5)%	(4.0)%	(9.2)%
Combined ratio	99.1%	98.0%	102.1%	96.6%

About the Company
Serving businesses and professionals since 1897, CNA is the country's seventh largest commercial insurance writer and the 13th largest property and casualty company. CNA's insurance products include standard commercial lines, specialty lines, surety, marine and other property and casualty coverages.  CNA's services include risk management, information services, underwriting, risk control and claims administration.  For more information, please visit CNA at www.cna.com. CNA is a registered trademark of CNA Financial Corporation.
Conference Call and Webcast Information:
A conference call for investors and the professional investment community will be held at 10:00 a.m. (ET) today. On the conference call will be Thomas F. Motamed, Chairman and Chief Executive Officer of CNA Financial Corporation, and other members of senior management. Participants can access the call by dialing (888) 334-3020, or for international callers, (719) 325-2340. The call will also be broadcast live on the internet at http://investor.cna.com or you may go to the investor relations pages of the CNA website (www.cna.com) for further details.
The call is available to the media, but questions will be restricted to investors and the professional investment community. A taped replay of the call will be available through November 7, 2011 by dialing (888) 203-1112, or for international callers, (719) 457-0820. The replay passcode is 2444520. The replay will also be available on CNA's website. Financial supplement information related to the results is available on the investor relations pages of the CNA website or by contacting David Adams at (312) 822-2183.
Financial Measures
In evaluating the results of CNA Specialty and CNA Commercial, management utilizes the combined ratio, the loss ratio, the expense ratio and the dividend ratio. These ratios are calculated using financial results prepared in accordance with accounting principles generally accepted in the United States of America (GAAP). The loss ratio is the percentage of net incurred claim and claim adjustment expenses to net earned premiums. The expense ratio is the percentage of insurance underwriting and acquisition expenses, including the amortization of deferred acquisition costs, to net earned premiums. The dividend ratio is the ratio of policyholders' dividends incurred to net earned premiums. The combined ratio is the sum of the loss, expense and dividend ratios.
This press release may also reference or contain financial measures that are not in accordance with GAAP.  For reconciliations of non-GAAP measures to the most comparable GAAP measures, please refer herein and/or to CNA's most recent 10-K on file with the Securities and Exchange Commission, as well as the financial supplement, available at www.cna.com.
Forward-Looking Statement
This press release may include statements which relate to anticipated future events (forward-looking statements) rather than actual present conditions or historical events.  These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and generally include words such as “believes”, “expects”, “intends”, “anticipates”, “estimates” and similar expressions.  Forward-looking statements, by their nature, are subject to a variety of inherent risks and uncertainties that could cause actual results to differ materially from the results projected.  Many of these risks and uncertainties cannot be controlled by CNA. For a detailed description of these risks and uncertainties affecting CNA, please refer to CNA's most recent 10-K on file with the Securities and Exchange Commission available at www.cna.com.
Any forward-looking statements made in this press release are made by CNA as of the date of this press release.  Further, CNA does not have any obligation to update or revise any forward-looking statement contained in this press release, even if CNA's expectations or any related events, conditions or circumstances change.

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